EXHIBIT 16.1


 Confirmation of James E. Scheifley & Associates, P.C.




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EXHIBIT 16.1


                      James E. Scheifley & Associates, P.C.
                          Certified Public Accountants



                                December 1, 2004


David Cutler, CEO
Multi-Link Telecommunications, Inc.
4704 Harlan Street, Suite 420
Denver, CO 80212


Dear Mr. Cutler:

This is to confirm that the client-auditor relationship between Multi-Link Tele-communications, Inc. (Commission File Number 000-26013) and James E. Scheifley & Associates, P.C. has ceased.

                                       Sincerely,


                                       /s/ James E. Scheifley & Associates, P.C.
                                       -----------------------------------------
                                       James E. Scheifley & Associates, P.C.